AMERICAN ENTERPRISE VARIABLE ANNUITY ACCOUNT
Registration Number 333-20217/811-7195

EXHIBIT INDEX

3.   Form of General Agent Agreement

8.2 Copy of Amendment 1 to Schedule A to Participation Agreement among Putnam Capital Manager Trust (now known as Putnam Variable Trust), Putnam Mutual Funds Corp. and American Enterprise Life Insurance Company, dated April 30, 1997

8.3 Copy of Amendment 2 to Schedule A to Participation Agreement among Putnam Capital Manager Trust (now known as Putnam Variable Trust), Putnam Mutual Funds Corp. and American Enterprise Life Insurance Company, dated October 30, 1997

9.   Opinion of counsel

10.  Consent of independent auditors

11.  Financial Statement Schedules and Report of Independent Auditors

14.  Financial Data Schedules

15.2 Power of Attorney, dated April 9, 1998